UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 11, 2008

TARGA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware		74-3117058
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2008, Targa Resources, Inc. (the “Company”) will issue a press release regarding its financial results for the three and nine months ended September 30, 2008. A conference call to discuss these results is scheduled for 11:30 a.m. Eastern time on Wednesday, November 12, 2008. The conference call will be webcast live and a replay of the webcast will be available through the Investors section of the Company’s web site (http://www.targaresources.com) until November 28, 2008. A copy of the earnings press release is filed as Exhibit 99.1 to this report, which is hereby incorporated by reference into this Item 2.02.

The press release and accompanying schedules and/or the conference call discussions include the non-generally accepted accounting principles, or non-GAAP, financial measures of Adjusted EBITDA and segment operating margin. The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net cash provided by operating activities, net income or any other GAAP measure of liquidity or financial performance.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
Exhibit 99.1	Targa Resources, Inc. Press Release dated November 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES, INC.

Dated: November 11, 2008	By:	/s/ Jeffrey J. McParland
Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Targa Resources, Inc. Press Release dated November 12, 2008.